Exhibit 99.1

Tornier Announces Third Quarter 2014 Revenue and Increases 2014 Revenue Guidance

AMSTERDAM, The Netherlands (October 27, 2014) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, today announced revenue for the third quarter ended September 28, 2014. Tornier’s revenue announcement was in conjunction with the announcement today of a definitive agreement to merge with Wright Medical Group, Inc.

Tornier’s third quarter 2014 revenue totaled $76.7 million, compared to third quarter 2013 revenue of $66.7 million, an increase of 14.9% as reported and 14.0% in constant currency. Third quarter 2014 revenue in the extremities product categories was $65.8 million, compared to $56.9 million in the same quarter a year ago, an increase of 15.5% as reported and 14.4% in constant currency.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We achieved strong revenue growth in the quarter, reflecting the ongoing adoption of the Aequalis Ascend Flex shoulder system and robust growth across our ankle arthritis portfolio. Based on our third quarter revenue, we are increasing our full year 2014 revenue guidance.”

Mr. Mowry added, “This afternoon we announced a definitive agreement to merge with Wright Medical Group, Inc., creating a premier, high growth Company focused on extremities and biologics. The combined company will offer a comprehensive upper and lower extremity product portfolio to our large global customer base.”

Fourth Quarter 2014 Outlook

•	The Company projects fourth quarter 2014 constant currency revenue to be in the range of $85.0 to $89.0 million, representing constant currency growth of 1.9% to 6.7% over the same period last year.

•	Based on recent currency exchange rates, fourth quarter 2014 reported revenue is projected to be in the range of $83.0 to $87.0 million, representing growth of negative 0.4% to positive 4.3% over the same period last year.

•	Revenue from Tornier’s extremities product categories in the fourth quarter of 2014 is expected to be in the range of $70.5 to $73.5 million, representing constant currency growth of 3.5% to 7.9% over the same period last year.

Fiscal Year 2014 Outlook

•	The Company is increasing full year guidance and now projects 2014 constant currency revenue to be in the range of $334.9 to $338.9 million, representing an increase of 7.7% to 9.0% over last year.

•	Based on recent currency exchange rates, 2014 reported revenue is projected to be in the range of $335.6 to $339.5 million, representing an increase of 7.9% to 9.2% over last year.

•	Revenue from Tornier’s extremities product categories in 2014 is expected to be in the range of $278.8 to $281.8 million, representing an increase in constant currency of 8.1% to 9.2% over last year.

The Company plans to announce its full financial results for the third quarter of 2014 and complete fourth quarter and full year 2014 guidance in a press release to be issued after the market close on Thursday, November 6, 2014, which will be followed by the Company’s third quarter 2014 conference call scheduled for 4:30 PM Eastern Time that day.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “plan,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the fourth quarter and full year 2014. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, uncertainties and risks associated with Tornier’s proposed merger with Ranger; Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 29, 2013 and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™ and Salto Talaris® are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s reported financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three months ended			Nine months ended
	(unaudited)			(unaudited)
	September 28, 2014	September 29, 2013	Percent change	September 28, 2014	September 29, 2013	Percent change
Revenue by product category
Total extremities	65,786	56,940	15.5%	209,750	189,823	10.5%
Large joints and other	10,889	9,807	11.0%	42,800	37,744	13.4%

Total	$76,675	$66,747	14.9%	$252,550	$227,567	11.0%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended
	(unaudited)
	September 28, 2014			September 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Total extremities	65,786	(638)	65,148	56,940	14.4%
Large joints and other	10,889	42	10,931	9,807	11.5%

Total	$76,675	$(596)	$76,079	$66,747	14.0%

	Nine months ended
	(unaudited)
	September 28, 2014			September 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Total extremities	209,750	(789)	208,961	189,823	10.1%
Large joints and other	42,800	(1,158)	41,642	37,744	10.3%

Total	$252,550	$(1,947)	$250,603	$227,567	10.1%

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com